UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2013

GREENE COUNTY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

                                                                      Federal                        0-25165                        14-1809721
                                                                  (State or Other Jurisdiction                                 (Commission File No.)                            (I.R.S. Employer
                                                                     of Incorporation)                                                                                                            Identification No.)

                                                                                    302 Main Street, Catskill NY                                                  12414
                                                                       (Address of Principal Executive Offices)                                                                               (Zip Code)

                                                                                                 Registrant’s telephone number, including area code:     (518) 943-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On July 17, 2013, the Board of Directors of Greene County Bancorp, Inc. announced a quarterly cash dividend of $0.175 per share.  A press release announcing the details of the declaration is filed as exhibit 99.1.

Greene County Bancorp, MHC, majority stockholder of the Greene County Bancorp, Inc. and owner of 2,304,632 shares of the 4,192,654 total shares outstanding, has waived the right to receive its portion of the dividend, based on action of its Board of Directors.  Accordingly, the dividend is expected to be paid only on the 1,888,022 shares owned by minority stockholders of Greene County Bancorp, Inc.

As the Company has previously disclosed, the MHC received the approval of the its members (depositors of The Bank of Greene County) and the non-objection of the Federal Reserve Bank of Philadelphia, to waive the MHC’s receipt of quarterly cash dividends of $0.175 per share  declared by the Company through February 19, 2014.

Item 9.01                      Financial Statements and Exhibits

Exhibit No.	Description

        99                                                    Press release dated July 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENE COUNTY BANCORP, INC.

DATE:  July 19, 2013                                                             By:           /s/ Donald E. Gibson
                                        Donald E. Gibson
                                      President and Chief Executive Officer

FOR IMMEDIATE RELEASE
Date: July 17, 2013
For Further Information Contact:
Donald E. Gibson
President and Chief Executive Officer
(518) 943-2600
donaldg@tbogc.com

GREENE COUNTY BANCORP, INC.
ANNOUNCES QUARTERLY CASH DIVIDEND

Catskill, NY – July 17, 2013.  Greene County Bancorp, Inc. (NASDAQ-GCBC) today announced that its Board of Directors has approved the continuation of the Company’s regular quarterly cash dividend of $0.175 per share, reflecting an annual cash dividend rate of $0.70 per share.

The cash dividend for the quarter ended June 30, 2013 will be paid to shareholders of record as of August 15, 2013 and is expected to be paid on or about August 31, 2013.

The Company is the majority-owned subsidiary of Greene County Bancorp, MHC (the “MHC”), a federal mutual holding company, which owns 55.0% of the Company’s outstanding common shares.  The MHC is waiving its receipt of this dividend. As the Company has previously disclosed, the MHC received the approval of the its members (depositors of The Bank of Greene County) and the non-objection of the Federal Reserve Bank of Philadelphia, to waive the MHC’s receipt of quarterly cash dividends of $0.175 per share declared by the Company through February 19, 2014.

*           *           *

Greene County Bancorp, Inc. is the direct and indirect holding company, respectively, for The Bank of Greene County, a federally chartered savings bank, and Greene County Commercial Bank, a New York-chartered commercial bank, both headquartered in Catskill, New York.  The Banks serve Greene, Columbia and Albany Counties in New York from twelve full-service branch locations.
(END)